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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  May 17, 2005

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                              NAYNA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

             Nevada                    000-13822                 83-0210455
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

                              180 ROSE ORCHARD WAY
                           SAN JOSE, CALIFORNIA 95134

          (Address of principal executive offices, including zip code)

                                 (408) 956-8000
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 17, 2005, Nayna Networks, Inc. ("Nayna") entered into an Agreement and Plan of Reorganization (the "Agreement") with South Seas Data, Inc. ("SSDI"), which provides for the acquisition of SSDI. SSDI is a privately held company located in Englewood, Colorado, that provides sophisticated, enterprise-class network solutions and services.

Under the terms of the Agreement, SSDI will merge with a wholly-owned subsidiary of Nayna and the holders of SSDI's securities will be entitled to receive shares of Nayna common stock. Nayna will issue 600,000 shares to stockholders of SSDI at the closing. 350,000 of these shares will be subject to adjustment based on the trading price of Nayna common stock over the course of a certain period of time prior to the effective date of their registration with the Securities and Exchange Commission (the "SEC"), as described in the Agreement. The transaction is subject to the approval of SSDI's stockholders, applicable regulatory approval and other customary closing conditions and is expected to close in June 2005. A copy of the Agreement is attached hereto as Exhibit 10.1. A copy of the press release announcing the signing of the Agreement is attached hereto as
Exhibit 99.1.

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 17, 2005, the Nayna board of directors (the "Board") elected three new members: Richard Berman, William Boller and William O'Connor, and increased the authorized number of members of the Board to six (6). There are no arrangements or understandings between any of Messrs. Berman, Boller and O'Connor and any other persons pursuant to which they were appointed as directors. The Board determined that none of Messrs. Berman, Boller and O'Connor have any material relationship with Nayna and are otherwise "independent" in accordance with the applicable listing requirements of the Nasdaq Stock Market and the rules and regulations of the SEC.

Mr. Berman has been appointed to serve as chairperson of the Compensation Committee of the Board (the "Compensation Committee") as well as a member of the Audit Committee of the Board (the "Audit Committee"). Mr. Boller has been appointed to serve as chairperson of the Nominating and Corporate Governance Committee of the Board (the "Nominating Committee") as well as a member of both the Audit Committee and the Compensation Committee. Mr. O'Connor has been appointed to serve as chairperson of the Audit Committee as well as a member of the Nominating Committee.

Prior to each of their appointments to the Board, none of Messrs. Berman, Boller or O'Connor owned any shares of Nayna. On May 17, 2005, the Board granted each of Messrs. Berman, Boller and O'Connor, pursuant to Nayna's 2000 Stock Option Plan, a nonqualified stock option to purchase 150,000 shares of Nayna common stock, which shall vest quarterly, in equal installments over three years. Mr. O'Connor was also granted a nonqualified stock option to purchase 10,000 shares of Nayna common stock, which shall vest in full on the one-year anniversary of the date of grant, as consideration for his service as the chairperson of the Audit Committee. Each of Messrs. Berman and Boller were granted nonqualified stock options to purchase 5,000 shares of Nayna common stock, each of which shall vest in full on the one-year anniversary of the date of grant, as consideration for their service as chairpersons of the Compensation Committee and the Nominating Committee, respectively. In addition, each of Messrs. Berman, Boller and O'Connor are eligible to receive a nonqualified stock option grant of an additional 25,000 shares of Nayna common stock at each annual meeting of shareholders, each of which shall vest in full on the one-year anniversary of the date of grant. A copy of the press release announcing the election of new members of the Board is attached hereto as Exhibit 99.2.

Item 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 17, 2005, the Board resolved to change Nayna's fiscal year from one ending August 31 to one ending December 31. Pursuant to Rule 13a-10 under the Securities Exchange Act of 1934, Nayna will file a separate transition period report on Form 10-KSB for the period commencing September 1, 2004 and concluding December 31, 2004.
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Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.

Exhibit No.    Description
-----------    -----------

10.1 Agreement and Plan of Reorganization by and among Nayna Networks, Inc., SSDI Acquisition Corporation and South Seas Data, Inc.
99.1 Press Release, dated May 18, 2005, announcing the signing of the Agreement and Plan of Reorganization with South Seas Data, Inc.
99.2 Press Release, dated May 23, 2005, announcing the election of new members of the Board.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NAYNA NETWORKS, INC.

                                    By: /s/ Naveen S. Bisht
                                       ------------------------------------
                                       Naveen S. Bisht
                                       President and Chief Executive Officer


Date:  May 23, 2005

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                                  EXHIBIT INDEX

Exhibit No.    Description
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10.1           Agreement and Plan of Reorganization, dated May 17, 2005, by and among Nayna Networks, Inc., SSDI Acquisition Corporation and
               South Seas Data, Inc.
99.1           Press Release, dated May 18, 2005, announcing the signing of the
               Agreement and Plan of Reorganization with South Seas Data, Inc.
99.2           Press Release, dated May 23, 2005, announcing the election of new members of the Board.